Archrock Reports First Quarter 2020 Results

HOUSTON, May 4, 2020 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the first quarter of 2020.

First Quarter 2020 Financial Results

●	Revenue for the first quarter of 2020 was $249.7 million compared to $236.2 million in the first quarter of 2019.
●	Net loss for the first quarter of 2020 was $61.2 million compared to net income of $19.5 million in the first quarter of 2019.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the first quarter of 2020 was $112.9 million compared to $91.2 million in the first quarter of 2019.
●	Previously declared quarterly dividend of $0.145 per common share for the first quarter of 2020 was 10% higher compared to the first quarter of 2019. Dividend coverage was 2.8x for the first quarter of 2020.
●	Archrock’s leverage ratio was 4.05x, pro forma for the redemption of $350.0 million aggregate principal amount of senior notes due 2022, compared to 4.41x as of March 31, 2019.

Archrock’s first quarter 2020 net loss of $61.2 million included a non-cash impairment of our remaining $99.8 million of goodwill associated with the Elite Compression acquisition during 2019. This impairment resulted from the recent deterioration in commodity prices and global economic conditions. Partially offsetting this, we booked a tax benefit on the entire non-recurring goodwill impairment charge of $22.7 million during the first quarter of 2020.

Archrock also incurred a non-cash long-lived asset impairment of $6.2 million, as well as restructuring costs related to severance benefits totaling $1.7 million.

Adjusted EBITDA for the first quarter of 2020 of $112.9 million included $4.1 million in gains related to the sale of compression and other assets.

Management Commentary and Outlook

“First quarter performance reflected outstanding execution by our team,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We grew adjusted EBITDA 24% compared to the first quarter of 2019, maintained attractive gross margins, continued to optimize our fleet with non-core asset sales and reduced our leverage. With our solid operating capability and high-quality compression business, I am confident in our ability to maximize results as we enter this downturn.”

“In response to the COVID-19 pandemic and concurrent global economic slowdown that arose late in the first quarter, Archrock has taken swift and decisive action to protect our strong financial position and set our strategy to successfully navigate the uncertain market ahead. First and foremost, we remain focused on continuing to provide exceptional customer service and critical natural gas production infrastructure while protecting the health and safety of our employees, customers and communities. In anticipation of lower customer activity levels, we are further reducing planned 2020 capital expenditures and are aggressively cutting operating and corporate expenses. In total, these efforts are anticipated to generate annualized cash savings of between $75 to $85 million.”

“For the remainder of the year, we will continue to differentiate the performance that our production-oriented business and diverse footprint can deliver. We have substantial available liquidity and no near-term debt maturities, maintain manageable leverage and will work to protect our financial flexibility.  Significantly reduced investment in new equipment will further enable our strong free cash flow profile, supporting debt repayment as well as return of capital to shareholders. Archrock is uniquely positioned to navigate this part of the cycle and preserve long-term value for an eventual market recovery,” concluded Childers.

Cost Reduction Actions

In response to the challenging market conditions, Archrock announced the following actions:

●	Further reduced our planned 2020 capital expenditures to $140 to $170 million, 60% lower than 2019 at the midpoint.
●	Completed a business unit restructuring to further streamline our organization and improve our profitability. This included headcount rationalization at the executive and senior leadership level.
●	Aligned our corporate cost structure with the current market environment through discretionary spending cuts and temporary compensation adjustments. This includes a 25% reduction in the Board of Directors’ retainer fees; a 25% reduction in the Chief Executive Officer’s salary; a 10% reduction in the Executive Leadership Team’s salaries; and a 5% to 10% reduction in non-executive employee salaries, with no expected change for employees below a targeted threshold.

●	Identified other 2020 operating expense savings throughout the organization and supply chain.

Contract Operations

For the first quarter of 2020, contract operations segment revenue totaled $207.0 million, reflecting an increase of 13% compared to $182.5 million in the first quarter of 2019. Gross margin was $128.3 million, up $20.6 million or 19% from the first quarter of 2019, reflecting a gross margin percentage of 62% compared to 59% in the prior year quarter. Total operating horsepower at the end of the first quarter of 2020 was 3.9 million, up from 3.6 million at the end of the prior year quarter, reflecting a 9% increase. Utilization at the end of the first quarter of 2020 was 89% compared to 88% at the end of the first quarter of 2019.

Aftermarket Services

For the first quarter of 2020, aftermarket services segment revenue totaled $42.7 million compared to $53.7 million in the first quarter of 2019 due to a decrease in service activities and parts sales as customers continued the deferral of maintenance activities that began in the second quarter of 2019. Gross margin of $7.7 million was down from $9.8 million in the first quarter of 2019. Gross margin percentage of 18% was consistent with the prior year as we continued to optimize our cost structure and prioritize high-margin business within our aftermarket services operations.

Balance Sheet

On April 1, 2020, we repaid $350.0 million aggregate principal amount of our 6% senior notes due 2022.

Pro forma for the senior notes redemption, long-term debt was $1.81 billion at March 31, 2020 compared to $1.84 billion as of December 31, 2019 and our leverage ratio was 4.05x, down from 4.23x as of the fourth quarter of 2019. Our pro forma available liquidity totaled $409.3 million.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, unchanged sequentially and up 10% as compared to the first quarter of 2019. Dividend coverage in the first quarter of 2020 was 2.8x. The dividend will be paid on May 18, 2020 to stockholders of record at the close of business on May 11, 2020.

2020 Annual Guidance

Archrock is providing updated 2020 annual guidance as listed below. All figures are in thousands, except percentages and ratios:

	Full Year 2020 Guidance
	Low	High

Net income (loss) (1)	$(32,000)	$8,000
Adjusted EBITDA (2)	380,000	420,000
Cash available for dividend (3) (4)	209,000	239,000

Segment
Contract operations revenue	$750,000	$785,000
Contract operations gross margin percentage	61.5%	63.0%
Aftermarket services revenue	$145,000	$180,000
Aftermarket services gross margin percentage	15.5%	17.0%

Selling, general and administrative	$113,000	$118,000

Capital expenditures
Growth capital expenditures	$70,000	$90,000
Maintenance capital expenditures	47,000	53,000
Other capital expenditures	23,000	27,000

(1)	2020 annual guidance for net income (loss) does not include the impact of long-lived asset impairment because due to its nature it cannot be accurately forecasted. Long-lived asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income (loss). Long-lived asset impairment for the years ended 2019 and 2018 was $44.7 million and $28.1 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $10.4 million and $(13.2) million for the years ended 2019 and 2018, respectively.

Summary Metrics

	Three Months Ended
	March 31,		December 31,		March 31,
(in thousands, except percentages, per share amounts and ratios)	2020		2019		2019
Net income (loss)	$(61,187)		$46,044		$19,456
Adjusted EBITDA	$112,915		$112,512		$91,196

Contract operations revenue	$206,974		$204,437		$182,507
Contract operations gross margin	$128,323		$128,374		$107,772
Contract operations gross margin percentage	62%		63%		59%

Aftermarket services revenue	$42,723		$41,550		$53,652
Aftermarket services gross margin	$7,732		$6,314		$9,750
Aftermarket services gross margin percentage	18%		15%		18%

Selling, general, and administrative	$30,626		$30,594		$28,989

Cash available for dividend	$62,114		$64,213		$48,412
Cash available for dividend coverage	2.8	x	2.9	x	2.8	x

Total available horsepower (at period end)	4,386		4,395		4,035
Total operating horsepower (at period end)	3,883		3,926		3,561
Horsepower utilization spot (at period end)	89%		89%		88%

Conference Call Details

Archrock will host a conference call on Tuesday, May 5, 2020, to discuss first quarter 2020 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-877-407-0784 in the United States and Canada or 1-201-689-8560 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-844-512-2921 in the United States and Canada, or 1-412-317-6671 for international calls. The access code is 13701039.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived asset impairment, goodwill impairment, restatement and other charges, restructuring charges, transaction-related costs, non-cash stock-based compensation expense, indemnification income (expense), net and other items. A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and a reconciliation of our updated full year 2020 Adjusted EBITDA guidance to net income (loss) appear below.

Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived asset impairment, goodwill impairment, restatement and other charges, restructuring charges, transaction-related costs, non-cash stock-based compensation expense and indemnification income (expense), net less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income (loss) and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression.  Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas, with approximately 1,700 employees. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: the effects of the COVID-19 pandemic on our business, operations, customers and financial conditions; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events, including the COVID-19 pandemic; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2019, Archrock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

ARCHROCK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Revenue:
Contract operations	$206,974	$204,437	$182,507
Aftermarket services	42,723	41,550	53,652
Total revenue	249,697	245,987	236,159
Cost of sales (excluding depreciation and amortization):
Contract operations	78,651	76,063	74,735
Aftermarket services	34,991	35,236	43,902
Total cost of sales (excluding depreciation and amortization)	113,642	111,299	118,637
Selling, general and administrative	30,626	30,594	28,989
Depreciation and amortization	49,822	50,087	44,106
Long-lived asset impairment	6,195	25,842	3,092
Goodwill impairment	99,830	—	—
Restatement and other charges	—	—	421
Restructuring charges	1,728	—	—
Interest expense	29,665	27,709	23,617
Transaction-related costs	—	441	180
(Gain) loss on sale of assets, net	(4,116)	(6,372)	16
Other income, net	(555)	(280)	(221)
Income (loss) before income taxes	(77,140)	6,667	17,322
Benefit from income taxes	(15,953)	(39,377)	(2,407)
Income (loss) from continuing operations	(61,187)	46,044	19,729
Loss from discontinued operations, net of tax	—	—	(273)
Net income (loss)	$(61,187)	$46,044	$19,456

Basic and diluted net income (loss) per common share (1)	$(0.41)	$0.30	$0.15

Weighted average common shares outstanding:
Basic	150,550	150,426	128,209
Diluted	150,550	150,465	128,255

(1)	Basic and diluted net income (loss) per common share is computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) per common share.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
March 31,	December 31,	March 31,
2020	2019	2019
Revenue:
Contract operations	$206,974	$204,437	$182,507
Aftermarket services	42,723	41,550	53,652
Total revenue	$249,697	$245,987	$236,159

Gross margin (1):
Contract operations	$128,323	$128,374	$107,772
Aftermarket services	7,732	6,314	9,750
Total gross margin	$136,055	$134,688	$117,522

Gross margin percentage:
Contract operations	62%	63%	59%
Aftermarket services	18%	15%	18%
Total gross margin percentage	54%	55%	50%

Selling, general and administrative	$30,626	$30,594	$28,989
% of revenue	12%	12%	12%

Adjusted EBITDA (1)	$112,915	$112,512	$91,196
% of revenue	45%	46%	39%

Capital expenditures	$71,946	$81,731	$132,697
Less: Proceeds from sale of property, plant and equipment and other assets	(26,722)	(25,287)	(11,155)
Net capital expenditures	$45,224	$56,444	$121,542

Total available horsepower (at period end) (2)	4,386	4,395	4,035
Total operating horsepower (at period end) (3)	3,883	3,926	3,561
Average operating horsepower	3,914	3,920	3,545
Horsepower utilization:
Spot (at period end)	89%	89%	88%
Average	89%	88%	89%

Dividend declared for the period per share	$0.145	$0.145	$0.132
Dividend declared for the period to all shareholders	$22,226	$22,183	$17,242
Cash available for dividend coverage (4)	2.8	x	2.9	x	2.8	x

(1)	Management believes gross margin and Adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	March 31,	December 31,	March 31,
	2020	2019	2019
Balance Sheet
Long-term debt (1)	$1,811,455	$1,842,549	$1,582,217
Total equity	999,472	1,085,963	842,292

(1)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Gross Margin
Net income (loss)	$(61,187)	$46,044	$19,456
Less: Loss from discontinued operations, net of tax	—	—	(273)
Income (loss) from continuing operations	(61,187)	46,044	19,729
Depreciation and amortization	49,822	50,087	44,106
Long-lived asset impairment	6,195	25,842	3,092
Goodwill impairment	99,830	—	—
Restatement and other charges	—	—	421
Restructuring charges	1,728	—	—
Interest expense	29,665	27,709	23,617
Transaction-related costs	—	441	180
Stock-based compensation expense	3,006	1,960	2,357
Indemnification (income) expense, net (1)	(191)	(194)	101
Benefit from income taxes	(15,953)	(39,377)	(2,407)
Adjusted EBITDA (2)	112,915	112,512	91,196
Selling, general and administrative	30,626	30,594	28,989
Stock-based compensation expense	(3,006)	(1,960)	(2,357)
Indemnification income (expense), net (1)	191	194	(101)
(Gain) loss on sale of assets, net	(4,116)	(6,372)	16
Other income, net	(555)	(280)	(221)
Gross margin (2)	$136,055	$134,688	$117,522

(1)	Represents the net income earned or net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Dividend
Net income (loss)	$(61,187)	$46,044	$19,456
Less: Loss from discontinued operations, net of tax	—	—	(273)
Income (loss) from continuing operations	(61,187)	46,044	19,729
Depreciation and amortization	49,822	50,087	44,106
Long-lived asset impairment	6,195	25,842	3,092
Goodwill impairment	99,830	—	—
Restatement and other charges	—	—	421
Restructuring charges	1,728	—	—
Interest expense	29,665	27,709	23,617
Transaction-related costs	—	441	180
Stock-based compensation expense	3,006	1,960	2,357
Indemnification (income) expense, net	(191)	(194)	101
Benefit from income taxes	(15,953)	(39,377)	(2,407)
Adjusted EBITDA (1)	112,915	112,512	91,196
Less: Maintenance capital expenditures	(15,157)	(12,748)	(14,524)
Less: Other capital expenditures	(8,002)	(10,005)	(7,124)
Less: Cash tax refund	195	288	623
Less: Cash interest expense	(27,837)	(25,834)	(21,759)
Cash available for dividend (2)	$62,114	$64,213	$48,412

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Reconciliation of Cash Flows From Operating Activities to Cash Available for Dividend
Net cash provided by operating activities	$99,129	$66,522	$81,400
Inventory write-downs	(282)	(282)	(222)
Provision for credit losses	(752)	(1,588)	(428)
Gain (loss) on sale of assets, net	4,116	6,372	(16)
Current income tax expense (benefit)	13	(110)	476
Cash tax refund	195	288	623
Amortization of operating lease ROU assets	(781)	(780)	(712)
Amortization of contract costs	(6,805)	(6,496)	(5,117)
Deferred revenue recognized in earnings	7,735	8,730	12,749
Restatement and other charges	—	—	421
Cash restructuring charges	1,667	—	—
Transaction-related costs	—	441	180
Indemnification (income) expense, net	(191)	(194)	101
Changes in assets and liabilities	(18,683)	14,006	(19,788)
Maintenance capital expenditures	(15,157)	(12,748)	(14,524)
Other capital expenditures	(8,002)	(10,005)	(7,124)
Proceeds from (payments for) settlement of interest rate swaps that include financing elements	(88)	57	393
Cash available for dividend (1)	$62,114	$64,213	$48,412

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Annual Guidance Range
	2020
	Low	High
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Dividend
Net income (loss) (1)	$(32,000)	$8,000
Depreciation and amortization	194,000	194,000
Interest expense	108,000	108,000
Stock-based compensation expense	11,000	11,000
Benefit from income taxes	(13,000)	(13,000)
Goodwill impairment and other expenses	112,000	112,000
Adjusted EBITDA (2)	380,000	420,000
Less: Maintenance capital expenditures	(47,000)	(53,000)
Less: Other capital expenditures	(23,000)	(27,000)
Less: Cash interest expense	(101,000)	(101,000)
Cash available for dividend (3) (4)	$209,000	$239,000

(1)	2020 annual guidance for net income (loss) does not include the impact of long-lived asset impairment because due to its nature it cannot be accurately forecasted. Long-lived asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income (loss). Long-lived asset impairment for the years ended 2019 and 2018 was $44.7 million and $28.1 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $10.4 million and $(13.2) million for the years ended 2019 and 2018, respectively.